Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-4 of MiniMed Group, Inc. of our report dated June 29, 2026 relating to the financial statements of MiniMed Group, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 14, 2026
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